Registration No. 333-____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOSTON INVESTMENT AND DEVELOPMENT CORP.
(Name of small business issuer in its charter)

Nevada	6552	46-1845946
(State or other Jurisdiction of Incorporation or Organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

675 VFW Parkway, Suite 189 Chestnut Hill, MA 02467 1-800-488-2760
(Address and telephone number of principal executive offices and principal place of business)
Harold Fisher, Esq. Boston Investment and Development Corp. 675 VFW Parkway, Suite 189 Chestnut Hill, MA 02467 1-800-488-2760
(Name, address and telephone number of agent for service)

Copies to:

C. Parkinson Lloyd, Esq.

Durham Jones & Pinegar, P.C.

111 East Broadway

Suite 900

Salt Lake City, Utah 84111

Telephone: (801) 415-3000

Facsimile: (801) 415-3500

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Non-accelerated filer (Do not check if a smaller reporting company)	[ ]
Accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	2,000,000	$1.00	(1)	$2,000,000	$273

(1)    The offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on prior sales of Common Stock of Boston Investment and Development Corp. at a price of $1.00 per share.

(2)    Calculated in accordance with Rule 457(g)(1).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 5, 2013

BOSTON INVESTMENT & DEVELOPMENT CORP.

2,000,000 SHARES OF

COMMON STOCK

This prospectus relates to the resale by 46 selling stockholders of up to 2,000,000 shares of our common stock, par value $0.0001 per share. The Selling Stockholders will offer their shares at $1.00 per share. The Selling Stockholders will receive all of the proceeds from the sale of the Shares and the Company will receive none of those proceeds.

There is currently no public market for our securities. Our Common Stock is not publicly traded. Management anticipates that an application will be filed with FINRA for the public trading of our Common Stock on the over-the-counter markets (the OTC Bulletin Board and/or the OTC Markets Group, Inc. quotation services), but there is no assurance that the application will be approved or that our Common Stock will be quoted on the OTC Bulletin Board, or any stock exchange.

The selling stockholders may sell common stock from time to time in the principal market once it develops at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the sale of common stock hereunder.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 4.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

Boston Investment and Development Corp. is a development stage company and currently has no revenues.  The Company is an Emerging Growth Company under the JOBS Act of 2012, and the Company has chosen to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B) of the JOBS Act.  Investing in our common stock involves risks. See “Risk Factors” on page 4.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June _, 2013.

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PROSPECTUS SUMMARY

The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The purchase of securities through this prospectus involves a high degree of risk.  See "Risk Factors" starting on page 4.

As used in this prospectus, unless the context otherwise requires, "we", "us", "our" “the Company,” or "BIDC" refers to Boston Investment and Development Corp., a Nevada corporation. "SEC" refers to the Securities Exchange Commission, "Securities Act" refers to the Securities Act of 1933, as amended, and "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

Boston Investment and Development Corporation

We were incorporated on January 23, 2013, under the laws of the State of Nevada. We are a development stage enterprise engaged in construction building and management services. Our principal office is located at 675 VFW Parkway, Suite 189, Chestnut Hill, MA 02467, telephone 1-800-488-2760, facsimile 1-800-480-1787. Our website is www.biadc.com. The URL of our website is included herein as an inactive textual reference. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Prospectus or the registration statement of which it is a part.

We are in the business of constructing and managing multi-family home developments. This includes infrastructure, building, financing, and accounting work that has to do with a development that we undertake. To date, our business activities have been limited to organizational matters, researching areas to be developed within the state of Massachusetts, the preparation and filing of the registration statement of which this prospectus is a part and development of our website.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to find and develop multi-family housing areas in Massachusetts.  Currently, there are many areas throughout the state that are in need of multi-family housing facilities. We plan to target our multi-family developments at those locations once we have secured adequate financing.

If and when we successfully complete this offering, we intend to begin developing land that we currently own, and then plan to purchase additional properties with the proceeds from the sale of our initial development.

The amount of land we acquire, as well as, the number of multi-family dwellings we place on the subdivided land, is dependent upon the success of this offering.  The construction industry is capital intensive; if we cannot raise enough funds through this offering our business will be seriously curtailed and may fail resulting in a complete loss of any investment made into the Company.  We have no plans, arrangements or contingencies in place in the event that we cease operations.

We currently have 3 employees, including our President.  We do not intend to hire any employees for the next 6 months.  We are controlled by our President.

We have no operating history on which to base an evaluation of our business and prospects.  Prospective purchasers of our stock should be aware of the difficulties normally encountered by new construction companies and the high rate of failure of such enterprises.  These risks include, without limitation, the high probability that we will be unable to find adequate funding to build multi-family dwellings or to develop the land.  If we are unable to profit from the development of multi-family dwellings, our business will most likely fail.

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Since our inception on January 23, 2013, to the date of this Registration Statement, and the Prospectus of which it is a part, we have not generated any revenues, and all expenses that have been incurred have been paid by our President, Mr. Trabelsi with no expense to the Company.  We anticipate generating revenues within the first twelve months.  In the event we do are not able to generate revenues, we will not be able to continue pursuit of our business.  In light of this, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.

As of the date of this prospectus, BIDC has 2,000,000 shares of $0.0001 par value common stock issued and outstanding which is owned by forty-six (46) shareholders.

The Offering

Common Stock offered by Selling Stockholders	2,000,000 shares of Common Stock (the “Shares”). No shares of Common Stock are offered by the Company under this Prospectus.

Common Stock outstanding before the Offering	2,000,000 shares of Common Stock as of May 30, 2013.

Common Stock outstanding after the Offering	2,000,000 shares of Common Stock.

Terms of the Offering	The Selling Stockholders will determine when and how they will sell the Shares offered in this Prospectus.

Termination of the Offering	This Offering will terminate 12 months after the registration statement to which this Prospectus is made a part is declared effective by the SEC.

Use of Proceeds	We will not receive any proceeds from the sale of the Shares offered by the Selling Stockholders.

Risk Factors	The investment in the Shares offered hereby involves a high degree of risk and the Shares should not be purchased by investors who cannot afford the loss of their entire investment. See, “Risk Factors” beginning on page 4.

The Selling Stockholders

The Selling Stockholders are 46 individuals or entities who hold shares of our Common Stock. They purchased their shares in private transactions with the Company between January and April, 2013.

See “Selling Stockholders” on page 13.

Once the registration statement of which this Prospectus is part becomes effective with the SEC, and once a public market develops, the Selling Stockholders may sell the Shares indicated above in public transactions or otherwise, on the OTC Bulletin Board (or such other public market as may develop) or in privately negotiated transactions. The Selling Stockholders act independently of one another in making a determination to sell the Shares owned by them and they do not act as or form a group for purposes of their ownership or disposition of the Shares offered hereunder. There is no guarantee that a public market in the Common Stock will develop in the foreseeable future or ever.

BIDC’s Transfer Agent Globex Transfer, LLC, and its address is 780 Deltona Blvd., Suite 202 Deltona, FL 32725. The Company’s address is 675 VFW Parkway, Suite 189, Chestnut Hill, MA 02467, and its phone number is 1-800-488-2760.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors" on page 4 before making an investment in our stock.

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 RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered a speculative investment. You should carefully consider the risks described below and the other information in this prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

RISK FACTORS RELATING TO BOSTON INVESTMENT AND DEVELOPMENT CORPORATION.

We are a development stage company with no operating history, so it will be difficult for potential investors to judge our prospects for success.

We are a newly organized development stage corporation and have no operating history from which to evaluate our business and prospects. We have earned no revenue since inception. There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, investors may lose their entire investment.

Because we lack an operating history, we face a high risk of business failure, which may result in the loss of your investment.

BIDC is a development stage company and has only begun the initial stages of its business of developing land for manufactured homes. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on January 23, 2013, under the laws of the State of Nevada, and to date have been involved primarily in organizational activities, website development and research of potential locations for our developments. We have not generated any revenue.  Based upon current plans, we expect to incur operating losses in future periods due to the fact there are expenses associated with finding and acquiring land, building the infrastructure and placing the modular homes on the land.

The company’s auditor has substantial doubts as to BIDC’s ability to continue as a going concern.

Our auditor's report on our 2013 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. The lack of revenues from operations to date raise substantial doubt about our ability to continue as a going concern. The accompanying audited financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. BIDC has generated no revenue since inception. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of developed and completed multi-family dwellings. We plan to seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

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The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Once this Registration Statement is declared effective, we will be subject to reporting and other legal, accounting, corporate governance, and regulatory requirements imposed by the Exchange Act and rules and regulations promulgated under the Exchange Act. Our management team lacks substantial public company experience, which could impair our ability to comply with these legal, accounting, and regulatory requirements. Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement and effect programs and policies in an effective and timely manner that adequately responds to such increased legal and regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Our President/CEO/CFO and director provide services to us on a part-time basis.

Our operations depend on the efforts of Nissim Trabelsi, our President, CEO, CFO, and director.  Mr. Trabelsi is also involved in other business opportunities and may face a conflict in selecting between BIDC and his other business interests.  We have not formulated a policy for the resolution of such conflicts.  If we lose Mr. Trabelsi to other pursuits without a sufficient warning we may, consequently, go out of business.

The company’s success is dependent on current management, who may be unable to devote sufficient time to the development of BIDC’s business plan, which could cause the business to fail.

BIDC is heavily dependent on the management experience that our President, Nissim Trabelsi, brings to the company. If something were to happen to him, it would greatly delay the Company’s daily operations until further industry contacts could be established. Furthermore, there is no assurance that a suitable person could be found to replace Mr. Trabelsi. In that instance, BIDC may be unable to further its business plan. Additionally, Mr. Trabelsi is employed outside of BIDC.  Mr. Trabelsi has been, and continues to expect to be able to commit approximately 40 hours per week of his time, to the development of BIDC’s business plan, for at least the next twelve months.

BIDC may not be able to attain profitability without additional funding, which may be unavailable.

BIDC has limited capital resources.  Unless BIDC begins to generate sufficient revenues to finance operations as a going concern, BIDC will experience liquidity and solvency problems.  Liquidity and solvency problems may force BIDC to go out of business if additional financing is not available.  No alternative sources of funds are available to us in the event BIDC does obtain sufficient proceeds from this offering.

If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the Company's business plan and expenditures. As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

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If we are unable to secure additional financing we may be unable to earn revenue.

We intend to develop land and build multi-family dwellings on the property.  We will need to raise additional proceeds beyond the funds from our initial private offering to fund the multi-family dwelling construction.  Such financing could take the form of co-production or joint venture arrangements or limited liability companies or partnerships in which we act as managing member or general partner, additional sales of our securities or an operating line of credit.  No assurance can be given that additional financing will be available to us, or that if available, it will be available on favorable terms.  Unless we are able to obtain such additional financing, our construction activities may be materially adversely affected and our shareholders may lose their entire investment.  We currently have no financing commitments.

If we are unable to develop land and build on that property, our business may fail.

Our success will depend upon our ability to develop land and to build and develop thereon.  We intend to rely upon our President's access to, and relationships that will be developed with, construction suppliers and distributors, sub contractors, manufacturers and financing sources. If we are unable to develop land and build multi-family dwellings, our business likely will fail and our shareholders may lose their entire investment.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The members of the Board of Directors are not independent. Thus, there is a potential conflict in that the board members are also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Exchange Act, and requirements of SOX. The cost of complying with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we must commit significant resources, may be required to hire additional staff and need to continue to provide effective management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join the Company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

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We will be obligated to develop and maintain proper and effective internal controls over financial reporting. We may not complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may have one or more material weaknesses, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. We will be required to perform the annual review and evaluation of our internal controls no later than for the fiscal year ending December 31, 2014. However, we initially expect to qualify as a smaller reporting company and as an emerging growth company, and thus, we would be exempt from the auditors’ attestation requirement until such time as we no longer qualify as a smaller reporting company and an emerging growth company. We would no longer qualify as a smaller reporting company if the market value of our public float exceeded $75 million as of the last day of our second fiscal quarter in any fiscal year following this offering. We would no longer qualify as an emerging growth company at such time as described in the risk factor immediately below.

We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to evaluate our internal controls needed to comply with Section 404. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.

While we currently qualify as an “emerging growth company” under the JOBS Act, we will lose that status at the latest by the end of 2017, which will increase the costs and demands placed upon our management.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1,000,000,000 (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer,’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million on the last day of our second fiscal quarter in any fiscal year following this offering, which would disqualify us as a smaller reporting company.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies, which are companies that have a public float of less than $75 million. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B).

We will cease to be an emerging growth company at such time as described in the risk factor immediately above. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

RISK FACTORS RELATING TO THE CONSTRUCTION AND MULTI-FAMILY DWELLING INDUSTRY

Because of competitive pressures from competitors with more resources, BIDC may fail to implement its business model profitably.

The marketplace in which the Company competes is intensely competitive and subject to rapid change.  BIDC’s competitors include well established enterprises similar to the Company.  Some of these competitors are based globally. The Company anticipates that it will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by the Company.  Many of these competitors have greater name recognition and resources than the Company.

Additionally, potential competitors with established market shares and greater financial resources may introduce competing storylines.  Thus, there can be no assurance that BIDC will be able to compete successfully in the future or that competition will not have a material adverse affect on BIDC’s results of operations. Increased competition could result in lower than expected operating margins or loss of the ability to engage distributors of their productions, either of which would materially and adversely affect BIDC’s business, results of operation and financial condition.

The multi-family housing industry is both constant and changing in nature.

The multi-family housing industry has experienced wide fluctuations in aggregate sales in the past, resulting in the failure of many builders and developers. Many of the same national and regional economic and demographic factors that affect the broader housing industry also affect the market for multi-family homes. Historically, most sectors of the home building industry, including the multi-family housing industry, have been affected by the following, among other things:

-	changes in general economic conditions;
-	inflation;
-	levels of consumer confidence;
-	employment and income levels;
-	housing supply and demand;
-	availability of alternative forms of housing;
-	availability of retail (consumer) financing;
-	the level and stability of interest rates; and
-	the availability of raw materials.

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Our industry suffers from a lack of third-party financing.

Third-party lenders generally provide consumer financing for multi-family dwelling purchases. Our sales depend in large part on the availability and cost of financing for manufactured home purchasers and dealers as well as our own retail locations. The availability and cost of such financing is further dependent on the number of financial institutions participating in the industry, the departure of financial institutions from the industry, the financial institutions' lending practices, and the strength of the credit markets generally, governmental policies and other conditions, all of which are beyond our control. If additional third-party financing for the purchases of our Company’s homes does not become available our operations could be negatively affected.

We are vulnerable to concentration risks because we intend to focus on the residential rather than commercial market.

We intend to focus on residential (namely multi-family) rather than commercial properties. Economic shifts affect residential and commercial property markets, and thus our business, in different ways. A developer with diversified projects in both sectors may be better able to survive a downturn in the residential market if the commercial market remains strong. Our focus on the residential sector may make us more vulnerable than a diversified developer.

We plan to obtain our raw materials from suppliers and unavailability or price increases in raw materials could have a material adverse effect on our financial condtion and results of operations.

The availability and pricing of raw materials used in the production of multi-family dwellings may significantly affect our operating costs. Sudden increases in demand for these construction materials caused by natural disasters or other market forces can greatly increase the costs of materials or limit the availability of such materials. Increases in costs cannot always be reflected immediately in prices, especially in competitive times, and, consequently, may adversely impact our profitability. Further, a reduction in the availability of raw materials also may affect our ability to meet or maintain production requirements.

Competition from other multi-family dwelling developers may adversely affect our profitability.

The production and sale of multi-family dwellings is a highly competitive industry, characterized by low barriers to entry and severe price competition. Competition is based in many different areas including, price, product features and quality, company reputation, delivery capabilities, company promotions, merchandising and wholesale and retail financing.  If other companies offer a “better” deal to the customer than we do, our profitability could be negatively affected.

The multi-family dwelling industry also competes with other low-cost housing.

Multi-family housing is a form of low-cost housing and therefore, competes with other low-cost housing dealers.  This includes apartment complexes, town-houses, and condominiums.  We face direct competition from numerous manufacturers of low-cost housing, many of which possess greater financial, manufacturing, distribution and marketing resources. As a result of these competitive conditions, our operations could be negatively affected.

The development of land of which to place our manufactured homes on is subject to various zoning laws, local and state regulations.

The Company is subject to various local and state statutes, ordinances, rules and regulations concerning zoning, building, design, construction and similar matters, which impose restrictive zoning and density requirements limiting the number of homes that may be placed within the boundaries of a particular area.

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We must comply with extensive environmental regulation, and failure in our compliance efforts could result in damages, expenses or liabilities.

Federal, state and local laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment govern our operations. In addition, third parties and governmental agencies in some cases have the power under such laws and regulations to require remediation of environmental conditions and, in the case of governmental agencies and entities, to impose fines and penalties. The requirements of such laws and enforcement policies have generally become stricter in recent years. Accordingly, we cannot assure investors that we will not be required to incur response costs, remediation expenses, fines, penalties or other similar damages, expenses or liabilities, or to incur operational shut-downs, business interruptions or similar losses, associated with compliance with environmental laws and enforcement policies that either individually or in the aggregate would have a material adverse effect on our results of operations or financial condition.

Our results of operations and financial condition are greatly affected by the performance of the real estate industry.

Our business activities are subject to numerous factors beyond our control, including local real estate market conditions, substantial existing and potential competition, general national, regional and local economic conditions, fluctuations in interest rates and mortgage availability and changes in demographic and environmental conditions. Real estate markets have historically been subject to strong periodic cycles driven by numerous factors beyond the control of market participants.

Real estate investments often cannot easily be converted into cash and market values may be adversely affected by these economic circumstances, market fundamentals, competition and demographic conditions. Because of the effect these factors have on real estate values, it is difficult to predict with certainty the level of future sales or sales prices that will be realized for individual assets.

Our real estate operations are also dependent upon the availability and cost of mortgage financing for potential customers, to the extent they finance their purchases, and for buyers of the potential customers’ existing residences.

RISK FACTORS RELATING TO THIS OFFERING

There is no prior market for our securities and an active trading market may not develop.

Prior to this offering, there has been no public market for our Common Stock. The offering price for the Shares in this offering will be determined by the Selling Stockholders, based on certain historical transactions between the Company and the Selling Stockholders, and may not be indicative of the market price of our Common Stock after this offering, should a market for the Common Stock develop. If you purchase Shares in this offering, you may not be able to resell those Shares at or above the price you paid for them. We cannot predict the extent to which investor interest will lead to the development of an active trading market on the OTC Bulletin Board or otherwise or how liquid that market might become. An active public market for our Common Stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of Common Stock at a price that is attractive to you, or at all.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price and the price of our Common Stock may fluctuate significantly.

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After this offering, the market price for our Common Stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our Common Stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	The ability to complete the development of the property in order to provide our products and services to the public;
•	the ability to generate revenues from sales;
•	the ability to generate brand recognition of the BIDC property and services and acceptance by consumers;
•	actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
•	fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
•	announcements relating to litigation;
•	financial guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
•	changes in financial estimates or ratings by any securities analysts who follow our Common Stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our Common Stock;
•	the development and sustainability of an active trading market for our Common Stock;
•	future sales of our Common Stock by our officers, directors and significant stockholders; and
•	changes in accounting principles affecting our financial reporting.

These and other factors may lower the market price of our Common Stock, regardless of our actual operating performance. As a result, our Common Stock may trade at prices significantly below the initial public offering price.

The stock markets and trading facilities, including the OTC Bulletin Board, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many Internet travel services companies. In the past, stockholders of some companies have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Future sales of our Common Stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our Common Stock in the public market after this offering, or the perception that these sales could occur, could adversely affect the price of our Common Stock and could impair our ability to raise capital through the sale of additional shares. Upon completion of this offering, we will have 2,000,000 shares of Common Stock outstanding. Our shares of Common Stock offered in this offering will be freely tradable without restriction under the Securities Act, except for any shares of our Common Stock that may be held or acquired by our directors, executive officers and other “affiliates,” as that term is defined in the Securities Act, which will be restricted securities under the Securities Act. Restricted securities may not be sold in the public market unless the sale is registered under the Securities Act or an exemption from registration is available.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of our Common Stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our Common Stock could be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who cover us downgrades our Common Stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceased coverage of us or fail to publish reports on us regularly, demand for our Common Stock could decrease, which could cause our stock price and trading volume to decline.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to make a formal assessment of the effectiveness of our internal controls over financial reporting under Section 302. In addition, at such time as we cease to be an “emerging growth company,” as more fully described in these Risk Factors, we will be required to comply with Section 404. At such time, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

We do not expect to pay any cash dividends for the foreseeable future.

The continued operation and growth of our business will require substantial cash. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our Common Stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, financial condition, contractual restrictions relating to indebtedness we may incur, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our Common Stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our Common Stock.

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THE FORWARD-LOOKING STATEMENTS ARE BASED UPON MANAGEMENT'S CURRENT VIEWS AND ASSUMPTIONS REGARDING FUTURE EVENTS AND OPERATING PERFORMANCE, AND ARE APPLICABLE ONLY AS OF THE DATES OF SUCH STATEMENTS.  WE DO NOT HAVE ANY INTENTION OR OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, CHANGES IN ASSUMPTIONS, OR OTHERWISE.

Forward-Looking Statements

This prospectus contains forward-looking statements about BIDC’s business, financial condition and prospects that reflect the Company’s management’s assumptions and beliefs based on information currently available. The Company can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company’s assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed multi-family homes that BIDC expects to market, the Company’s ability to establish a land base suitable for development, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

The Selling Stockholders may sell all of the Shares covered by this Prospectus for their own accounts. Accordingly, we will not receive any proceeds from the resale of the Common Stock.

DIVIDEND POLICY

To date, we have never declared dividends or paid cash dividends on our Common Stock. In the future, if we become profitable, our Board of Directors may, in its discretion, declare a dividend on our Common Stock from our surplus earnings. There is no assurance that we will ever become profitable or that we will have surplus earnings from which a dividend can be paid. The declaration of dividends will be at the discretion of the Board of Directors and will depend upon our earnings, financial position, general economic conditions and other pertinent factors.

DETERMINATION OF OFFERING PRICE

The price of the shares offered by the Selling Stockholders will be determined by the Selling Stockholders based, among other factors, on certain historical transactions between the Company and the Selling Stockholders. We have no agreement, written or oral, with our Selling Stockholders about this price in this offering. Each Selling Stockholder will act independently in determining the price at which its Shares are sold. The offering price by the other Selling Stockholders may bear no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered by a Selling Stockholder in setting the offer price for its Shares might include:

·	our lack of operating revenues;
·	the price at which we have sold our stock in offerings not registered under the Securities Act;
·	what the Selling Stockholders consider to be our growth potential;
·	the price at which we issued our Common Stock to certain of the Selling Stockholders in exchange for debt and for services; and
·	the price the Selling Stockholder believes a purchaser is willing to pay for our stock.

Prior to this offering, there has been no market for our securities.

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SELLING SHAREHOLDERS

The Selling Shareholders are 46 individuals or entities who hold shares of our Common Stock. The following table shows the amounts owned, and the number of such shares to be offered under this Prospectus:

Name of Selling Stockholder	Number of Shares Owned	Number of Shares Included in Registration Statement
Chaim Prus	500	500
Chabad-Lubavitch	500	500
Christopher Araujo	500	500
Robert Goldstein	500	500
Judith Cummings	500	500
Surge Capital Corp.	500	500
Shawn Telsi .	500	500
The Mazzal Trust .	1,500,000	1,500,000
Mazzal Ilooz .	500	500
Bany's LLC	500	500
Non Stop LLC	500	500
Marty Trabelsi	500	500
Sholy Trabelsi	500	500
Green Pines LLC	500	500
Malka Cohen	500	500
Channa Shevimir	500	500
Beni Cohen	500	500
Miryam Cohen	500	500
Menachem Cohen	500	500
Eti Cohen	500	500
Ruven Shabtai	500	500
Ester Shabtai	500	500
Itzhak Shabtai	500	500
Maximiano Neto	500	500
Brendon Trabelsi	500	500
Nicole Wood	500	500
Copley art framing inc	500	500
Moses Hasson	500	500
Mark Katzeff	500	500
Barbara Katzeff	500	500
Linda Sneider	500	500
Lizet Trabelsi	500	500
Randall Sneider	500	500
Susan Rosenbloom	500	500
Edward Rosenbloom	500	500
Baruch Roda	500	500
Rada Roda	500	500
Castles Unlimited, Inc	500	500
Jim Lowenstern	500	500
Nachum Shir	500	500
Esti Shir	500	500
Menachem Ilooz	500	500
Maya Ilooz	500	500
Dani Samila	500	500
Sigal Samila	500	500
Nissim Trabelsi	478,000	478,000
TOTAL	2,000,000	2,000,000

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Once the registration statement of which this Prospectus is part becomes effective with the SEC, and once a public market develops, the Selling Shareholders may sell the Shares indicated above in public transactions or otherwise, on the OTC Bulletin Board (or such other public market as may develop) or in privately negotiated transactions. The Selling Shareholders act independently of one another in making a determination to sell the Shares owned by them and they do not act as or form a group for purposes of their ownership or disposition of the Shares offered hereunder. There is no guarantee that a public market in the Common Stock will develop in the foreseeable future or ever.

Chabad-Lubavitch Inc. is an entity controlled by Chaim Prus, who has voting and dispositive control over the Company’s shares of common stock owned by such entity. Surge Capital Corp. is an entity controlled by Shawn Telsi, who has voting and dispositive control over the Company’s shares of common stock. Mazzal Ilooz is the principal trustee of the Mazzal Trust, and has voting and dispositive control over the Company’s shares of common stock. Banys LLC is an entity controlled by Lizet Trabelsi, who has voting and dispositive control over the Company’s shares of common stock. Non Stop LLC is an entity controlled by Marty Trabelsi, who has voting and dispositive control over the Company’s shares of common stock. Copley Art Framing Inc. is an entity controlled by Moses Hasson, who has voting and dispositive control over the Company’s shares of common stock. Castles Unlimited Inc. is an entity controlled by Jim Lowenstern, who has voting and dispositive control over the Company’s shares of common stock.

Mazaal Ilooz, an officer and director of the Company, is the Trustee of the Mazzal Trust, the entity which sold the property to the Company.

Nissim Trabelsi, the President of BIDC, is a second trustee of the Mazzal Trust. Other than as outlined here, to the Company’s knowledge, no Selling Shareholder has, or had, any material relationship with our officers or directors. To our knowledge, no selling shareholder is affiliated with a broker/dealer.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of up to 2,000,000 Shares held by the Selling Shareholders as described above.

Once the registration statement of which this Prospectus is part becomes effective, the Selling Shareholders and any of their pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the Shares are traded, or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per Share;
•	through the writing of options on the Shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

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The Selling Shareholders or their pledges, donees, transferees or other successors in interest, may also sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. The Selling Shareholders cannot assure that all or any of the Shares offered in this Prospectus will be sold by the Selling Shareholders.

The Selling Shareholders may be “underwriters” as that term is defined under the Securities Act and rules promulgated thereunder.

In addition, any brokers, dealers or agents, upon effecting the sale of any of the Shares offered in this Prospectus may be “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Shareholders. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares if liabilities are imposed on that person under the Securities Act.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of their Shares and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell the Shares from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as a Selling Shareholders under this Prospectus.

The Selling Shareholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus and may sell the Shares from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as a Selling Shareholders under this Prospectus.

We will pay all expenses incident to the registration, offering and sale of the Shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents of the Selling Shareholders. If any of these other expenses exists, we expect the applicable Selling Shareholders to pay these expenses.

The Selling Shareholders acquired the Shares offered hereby in the ordinary course of business and they have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of Shares by the Selling Shareholders. We will file a supplement to this Prospectus if the Selling Shareholders enter into a material arrangement with a broker-dealer for sale of Common Stock being registered. If the Selling Shareholders use this Prospectus for any sale of the Shares, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by the Selling Shareholders for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of Shares and activities of the Selling Shareholders. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 200,000,000 shares of Common Stock, par value $0.0001 per share. As of May 30, 2013, we had 2,000,000 shares of Common Stock outstanding.

The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights.

Holders of shares of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of Common Stock do not have cumulative voting rights, which mean that the holders of more than 50% of our outstanding voting securities can elect all of the directors of the Company.

Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in BIDC. This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of BIDC.

No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

Preferred Stock

BIDC has 100,000,000 shares of preferred stock, par value $0.0001 per share, authorized.

The Board of Directors is authorized by our Certificate of Incorporation to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

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The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

As of the date of this Prospectus, we had no shares of preferred stock outstanding.

Market for Securities

There is currently no public trading market for our common stock.

Equity Compensation Plan Information

The Company has no plans for establishing an equity compensation plan, but reserves the right to do so at some time in the future.

Holders

As of May 30, 2013, we had 2,000,000 shares of common stock issued and outstanding and forty-six (46) stockholders of record of our common stock.  This prospectus relates to the sale of 2,000,000 shares of our common stock being offered by the Selling Shareholders.

Reports

After this offering, BIDC will file Annual, Quarterly, and other periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

Transfer Agent

We will use Globex Transfer, LLC 780 Deltona Blvd., Suite 202 Deltona, FL 32725, as our transfer agent.

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DESCRIPTION OF BUSINESS

General

Boston Investment and Development Corp, was formed in the state of Nevada on January 23, 2013.

The business and purpose of the Company is to purchase approved multi-family land, and then develop and build for profit.

On March 31, 2013, the Company entered into a Standard Land Purchase and Sale Agreement (the “Purchase Agreement”) with the Mazzal Trust, pursuant to which the Company purchased property (the “Property”) consisting of “the land and all buildings thereon known as 171 Hart St., Taunton MA 02780.” The property consists of approximately 25 acres. The purchase price for the Property was 1,500,000 shares of the Company’s common stock. On May 29, 2013, the purchase of the Property closed, and the seller delivered the deed, and the Company issued the shares.

A copy of the Purchase Agreement has been filed as an exhibit to this registration statement.

Multi-family Construction Industry –

In Massachusetts, the multi-family construction industry, like much of the housing industry in general, is slowly recovering from the economic downturn that has been impacting the country since 2008.

The following charts reflect the reasons for some of the new growth and recovery in the Massachusetts housing market:

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Based on the experience of the Company’s management, in Massachusetts, area contractors, architects, interior designers, and others tied to the home construction industry are receiving an increasing number of inquiries these days from people who are looking to purchase new homes, rent larger homes and apartments, or remodel existing homes or apartments.

While there can be no guarantee of a continuation of this recovery and increase in interest in purchasing homes or multi-family dwellings, management believes that the Company’s business model of purchasing property, constructing multi-family dwellings, and then selling the improved property could prove to be a profitable business model.

The multi-family construction business is a very competitive industry.  We not only plan to construct multi-family dwellings, but develop the land that we will place them on.  This process is extremely expensive and we plan to use our current available capital to begin work on our business plan.  These monies will not be enough, though, to build a profitable company.  We will need to raise additional monies by selling shares of our stock or borrowing to carry on our business.

There are many steps that must be taken to provide a multi-family dwelling ready for occupancy.  Many different groups of people are involved.  We expect to work with other construction companies that specialize in services that we either cannot or do not desire to engage in, or do not have the ability to produce or install.  To find these companies, we are relying on the research and knowledge that our President, Nissim Trabelsi, has about the multi-family housing industry and construction industry.

The multi-family housing industry is growing due to their low-cost housing options.  These dwellings have numerous competitive advantages, including:

-	providing unique ownership opportunities;
-	lower construction costs, as multi-family units are usually lower in price because the Company plans to build in large quantities, resulting in discounts from suppliers and subcontractors, resulting in lower construction costs and lower sales prices on completed projects;
-	frequent discounts on mortgage rates for multi-family dwellings;
-	on-site amenities including clubhouses, landscaping, maintenance, and lower insurance costs;
-	efficient land use;
-	residential populations large enough to support neighborhood retail and public transportation;
-	the creation of open, public space; and
-	providing residential options for an increasing number of single-person and empty-nester households.

We plan to purchase land, develop it, complete the infrastructure, construct the multi-family dwelling, and manage throughout the process.  We realize the high need for housing in Massachusetts, and plan to fill that need by producing high quality multi-family homes in various areas throughout the state.

Description of Property

Property for Development

The Property purchased from the Mazzal Trust (described above) consists of a 25-acre subdivision with approval for 49 town homes in the first phase. Additionally, Management believes that the second phase of the development could include up to 52 additional units. Management anticipates that both phases of the development could be completed by the end of 2016, although there can be no guarantee that the Company will be able to complete development on this schedule.

Management anticipates that the Property will become a new subdivision, and will include the following amenities and benefits:

-	Automatic security gate entry;
-	Lush landscaping;
-	Approximately two minutes to Galleria Mall, and one exit from proposed new casino development; and
-	Private pond and clubhouse.

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With respect to the individual units, Management anticipates that they will include the following features:

-	Up to three bedrooms, 2 ½ baths, single car garage, and open basement room;
-	Open stairs and marble foyers;
-	Granite countertops in kitchens, stainless steel appliances, with natural gas;
-	Two-zone heating and air conditioning; and
-	Hardwood floors.

Management anticipates that the constructed units will have the benefits and features listed, although there can be no guarantee that the completed units will include all of the above features. Additionally, items such as landscaping and construction of the grounds may take additional time beyond the time of construction of the units.

Company Offices

We are presently using office space located at 675 VFW Parkway, Suite 189, Chestnut Hill, MA 02467. There are presently no monthly lease payments. Mr. Trabelsi believes that the current office space is sufficient enough for the company for the foreseeable future.

Financing Strategy

We will not be able to develop land or construct multi-family dwellings on our own with the proceeds our initial private offering of shares without additional outside financing.  Whenever possible we will attempt to make arrangements with providers of services to defer payment until a later stage in the construction process.

The Company anticipates that it will finance its operations, at least initially, through the sale of its shares of common stock, which will result in dilution to the current owners of our shares of common stock, and the purchasers of shares from the Selling Stockholders.

Management anticipates that the average construction price for the town homes will be approximately $180,000, and the average selling price will be approximately $250,000, although there can be no guarantee that the Company will be able to construct all the town homes at this cost, or sell any or all of the town homes for the anticipated selling price. However, assuming that the Company will be able to construct the town homes for the approximately $180,000 per town home, and sell at approximately $250,000 per town home, and assuming that the Company is able to sell all of the town homes, the Company could realize revenues of approximately $3,000,000 per phase for each of the two planned phases of construction, although there can be no guarantee that the Company will be able to realize these levels of revenue on the anticipated schedule, if at all.

Competition

The construction industry is intensely competitive and fragmented.  Competition comes from companies within the same business and companies in other types of housing industries.  Different types of housing include homes built on site, apartment complexes, townhouses, duplexes, and condominiums.  Our Company will also compete with other home building companies in finding desirable land, financing, raw materials and skilled labor.

Some of the Company’s competitors in the multi-family dwelling construction business have longer operating histories and greater financial, marketing and sales than the Company.

In order to be competitive, we intend to construct multi-family dwellings for low cost but high quality.  Our multi-family dwellings will need to entice the customer not only financially, but aesthetically as well.  We plan to appeal to a wide range of public taste throughout Massachusetts.  We also plan to be very selective when choosing land to purchase and develop.  Finally, we plan to only employ talented and established professionals with experience in our industry segment.

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Employees

As of the date of this Registration Statement, we had three employees. BIDC is currently in the development stage.  During the development stage, we plan to rely substantially on the services of Mr. Trabelsi, our President, CEO, and CFO, to set up our business operations.   The other employees are Harold Fisher, Esq., who is serving as the Chairman of the Company, and Mazzal Ilooz, who is serving as the Company’s secretary and treasurer.

Mr. Trabelsi currently works for the Company on a part-time basis and their time and efforts are being provided to BIDC without compensation. Mr. Trabelsi expects to devote approximately 40 hours each per week to our business.  He is prepared to dedicate additional time to our operations, as needed.  We believe that our operations are currently on a small scale that is manageable by these individual.

The construction professionals we plan to utilize will be considered independent sub contractors.  We do not intend to enter into any employment agreements with any of these professionals.  Thus, these persons are not intended to be employees of our company.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next six months.

Board Committees

BIDC has not yet implemented any board committees as of the date of this prospectus.

Directors

The maximum number of directors BIDC is authorized to have is nine. However, in no event may BIDC have fewer than one director. Although the Company anticipates appointing additional directors, as of the date of this Registration Statement, it had not identified any such person.

As of the date of this Registration Statement, we had two directors: Nissim Trabelsi, Director; and Mazzal Ilooz, Director.

Director Compensation

Mr. Fisher will receive 500 shares of the Company’s common stock per month for his service as Chairman of the Company, beginning May 1, 2013, and payable every three months thereafter.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we acquire the required licenses and complete our initial development. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. The money we raise in this offering will last six months.

We have one officer, Nissim Trabelsi, President, Director and corporate secretary. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, Mr. Trabelsi, together with any other executive officers in place at that time, will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

We must raise cash to implement our business plan. The amount of funds raised from the offering that we feel will allow us to implement our business strategy is approximately $800,000. We feel if we cannot raise at least $500,000, the Company will not be able to accelerate the implementation of its business strategy and will be seriously curtailed.

BIDC was incorporated on January 23, 2013, under the laws of the State of Nevada. BIDC is a startup and has not yet realized any revenues.  Our efforts have focused primarily on the development and implementation of our business plan.  No development related expenses have been or will be paid to affiliates of BIDC.

Generating revenues in the next six to twelve months is important to support our planned ongoing operations. However, we cannot guarantee that we will generate such growth.  If we do not generate sufficient cash flow to support our operations over the next 12 to 18 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our management does not anticipate the need to hire additional full or part- time employees over the next six months, as the services provided by our officers and directors appears sufficient at this time.  We believe that our operations are currently on a small scale that is manageable by a few individuals.  Our management's responsibilities are mainly administrative at this early stage.  While we believe that the addition of employees is not required over the next six months, the professionals we plan to utilize will be considered independent sub contractors. We do not intend to enter into any employment agreements with any of these professionals.  Thus, these persons are not intended to be employees of our company.

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Our management does not expect to incur research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plants or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our director.  Additionally, we believe that this fact shall not materially change.

Plan of Operation

Upon completing this offering, we intend to find and develop land, provide infrastructure, and manage the process, within the state of Massachusetts. To begin these developments we will need to acquire the correct licenses to begin producing our homes.  Mr. Trabelsi currently has all licenses that would be required to successfully engage in all activities envisioned in our business plan.

As noted, the Company’s business plan of operation is to acquire parcels of property, construct multi-family dwellings thereon, and then sell the dwellings.

The Company’s ability to commence operations is entirely dependent upon its ability to raise additional capital, most likely through the sale of additional shares of the Company’s common stock or other securities. Management anticipates that the Company will need approximately $800,000 over the next twelve months to implement the Company’s business plan and commence construction of multi-family dwellings. The realization of revenues in the next  twelve months is important in the execution of the plan of operations. However, the Company cannot raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern, the Company may have to curtail or cease its operations. There are no formal or informal agreements to attain such financing. The Company cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.

CHANGE IN DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Company has had no disagreements with its accountants regarding accounting or financial disclosure matters.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to the Company to own more than 5% of the outstanding common stock as of May 30, 2013, and by the Officers and Directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class*
Common Stock	Nissim Trabelsi	478,000 Shares	23.90%
	675 VFW Parkway Suite 189
	Chestnut Hill, MA 02467

Common Stock	Harold Fisher	500 Shares	**%
	62 Alexander Rd.Newton, MA 02461
	Newton, MA 02461

Common Stock	Mazzal Ilooz	500 Shares	**%
	20 Burrage Rd,
	Newton, MA 02459

Common Stock	Mazzal Trust	1,500,000 Shares	75.00%
	20 Burrage Rd,
	Newton, MA 02459

Officers and Directors as a Group (3 individuals)		479,000 Shares	23.95%

*The percent of class is based on 2,000,000 shares of common stock issued and outstanding as of May 30, 2013.

** Less than one percent.

DIRECTORS, EXECUTIVE OFFICERS

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of the officers is appointed by the Board of Directors to a term of one year and serves until her or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

Background of Directors, Executive Officers

Nissim Trabelsi, President, CEO, CFO, Director; Age 50: Mr. Trabelsi was born in Tiberias, Israel, and served in the Israel Army in combat engineering services. He studied for two years at a technical engineering school in Tel Aviv, Israel. In 1989, he began his own building company, Trabelsi Builders, Inc., in Boston, Massachusetts. He holds an unrestricted supervisor building license, and has been building unique design and custom built homes. Over the past five years, he has been active in the commercial and multi-family construction industries.

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Harold R. Fisher, Esq., Chairman of the Company; Age 77: Mr. Fisher graduated from Penn Sate with a B.S. in business, and attended the University of Pennsylvania Law School. After serving in the U.S.Marine Corps, he practiced law for approximately 40 years in various fields including litigation, federal government (State Dept. and the S.E.C.) and as outside counsel for several high-tech corporations. He retired after working for the Commonwealth of Massachusetts.  Since then, he has been engaged in consulting for several entities. He also received an MBA from Babson College in Wellesley, and is a member of the bar in Washington, D.C., Maryland, and Massachusetts.

Mazzal Ilooz, Secretary, Treasurer, Director; Age 72: Ms. Ilooz was born in Tel Aviv Israel. In 1980, she started a real estate office in Israel called Mazzal real estate services. She has over 20 years of experience as a real estate broker, helping hundreds of customers to achieve their dreams of home ownership. Over the last five years, she has been principally active investing in the real estate industry.

Executive Compensation

The Company was formed in January 2013. No officer or director has received any compensation from the Company since the inception of the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company.

The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

We have no employment agreements with our officers, although we may enter into such agreements following our receipt of additional capital.

The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions. We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

Directors' Compensation

Directors are entitled to receive reimbursement of out-of-pocket expenses.

Mr. Fisher will receive 500 shares per month of the Company’s common stock for his service as Chairman of the Company, payable every three months.

There are no other formal or informal arrangements or agreements to compensate directors for services provided as directors.

Stock Option Grants

The Company has not granted any stock options.

Employment Agreements

There are no employment agreements

Code of Ethics

As of the date of this Prospectus, we had not adopted a formal, written code of conduct (“Code of Ethics”) within the specific guidelines promulgated by the SEC, although we intend to adopt a Code of Ethics during the second or third quarter of 2013.

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Corporate Governance

As of the date of this Registration Statement, we had only one director and officer. Once the Company is able to increase its number of directors and executive officers, the Company intends to approve an Internal Control Manual so that management has an organizational guide for the purpose of establishing policy toward Company-wide treatment of check writing and receiving, as well as the items relating to disclosure to shareholders and regulators.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

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MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A stockholder in all likelihood, therefore, will not be able to resell his or her securities should he or he desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

This prospectus is a step toward creating a public market for BIDC’s common stock, which may enhance the liquidity of BIDC shares. However, there can be no assurance that a meaningful trading market will develop. The Company and its management make no representation about the present or future value of the Company’s common stock.

As of the date of this prospectus;

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of BIDC; and
2.	There are currently 2,000,000 shares of the Company’s common stock held by 46 shareholders, including of its President, Nissim Trabelsi, that are not eligible to be sold pursuant to Rule 144 under the Securities Act.

All of the presently outstanding shares of common stock (2,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

At the present time, the Company is not classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may be resold in reliance on Rule 144, once all requirements set forth in that Rule have been met.

Implications of Being an Emerging Growth Company

BIDC qualifies as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. As a result, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have not included a compensation discussion and analysis (CD&A) of our executive compensation programs in this prospectus. In addition, for so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act");
-	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the "PCAOB") regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
-	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay", "say-on-frequency" and "say-on-golden parachutes"; and
-	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

While we are an emerging growth company the JOBS Act also permits us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay the adoption of new or revised accounting pronouncements applicable to public and private companies until such pronouncements become mandatory for private companies.

We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1 billion or more in annual gross revenues; (ii) the end of fiscal 2018; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter.

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AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Dov Weinstein & Co. C.P.A. (Isr), Kirayat hamada St.11 Jerusalem, Israel, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding BIDC’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As noted herein, the Company’s President, Nissim Trabelsi, received 478,000 shares of the Company’s common stock in connection with his formation of the Company and for services provided to date.

Additionally, Mazzal Ilooz, an officer and director of the Company, is the Trustee of the Mazzal Trust, the entity which sold the Property to the Company.

Nissim Trabelsi, the President of BIDC, is a second trustee of the Mazzal Trust. Other than these, to the Company’s knowledge, no Selling Shareholder has, or had, any material relationship with our officers or directors.

LEGAL PROCEEDINGS

BIDC is not currently a party to any legal proceedings.

BIDC’s officers and directors have never been convicted in any criminal proceeding nor have they been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

The Company’s officers and directors have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against BIDC.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in her capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the  foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

EXPERTS

The financial statements for the period from inception (January 23, 2013) through March 31, 2013, included in this prospectus, have been audited by Dov Weinstein & Co. C.P.A. (Isr).

LEGAL MATTERS

The validity of our Common Stock offered hereby will be passed upon for us by Durham Jones & Pinegar, P.C., Salt Lake City, Utah.

Table of Contents	-29-

BOSTON INVESTMENT AND DEVELOPMENT CORP
(A Development Stage Company)
FINANCIAL STATEMENTS
for the period ended March 31, 2013

CONTENTS:	PAGE

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet as of March 31, 2013	F-3

Statement of Operations for the period from January 23, 2013 (Inception) to March 31, 2013	F-4

Statement of Stockholders’ Equity from January 23, 2013 (inception) to March 31, 2013	F-5

Statement of Cash Flows for the period from January 23, 2013 (Inception) to March 31, 2013	F-6

Notes to Financial Statements	F-7 to F-11

Table of Contents	F-1

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Boston Investment and Development Corp
(a development stage company)

We have audited the accompanying balance sheet of Boston Investment and Development Corp. (a development stage company) (the “Company”), as of March 31, 2013, and the related statement of operations, changes in stockholders' equity, and cash flows for the period from January 23, 2013, (inception) through March 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boston Investment and Development Corp. as of March 31, 2013 and the results of its operations, changes in stockholders' equity and cash flows for the period from January 23, 2013 (inception) through March 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company is in its development stage and has no operating revenue and has limited capital resources, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in note 1 of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dov Weinstein & Co. C.P.A. (Isr)
Jerusalem, Israel
May 30, 2013

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BOSTON INVESTMENT AND DEVELOPMENT CORP

(A Development Stage Company)

BALANCE SHEET

March 31
2013
$

ASSETS

Current assets:
Cash and cash equivalents	42,201

TOTAL ASSETS	42,201

LIABILITIES AND STOCKHOLDERS’ EQUITY

Stockholders' Equity
Preferred stock, $0.0001 par value, 100,000,000 authorized shares; no shares issued and outstanding	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 2,000,000 shares issued and outstanding	200

Additional paid-in capital	1,542,000

Retained earnings during development stage	1

Subscription receivable	(1,500,000)

Total Stockholders' Equity	42,201

TOTAL LIABILTIES AND STOCKHOLDERS' EQUITY	42,201

The accompanying notes are an integral part of these financial statements.

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BOSTON INVESTMENT AND DEVELOPMENT CORP

(A Development Stage Company)

STATEMENTS OF OPERATIONS

January 23, 2013 (Inception) to March 31,
2013
$

Revenue	—

Operating expenses :	—

Loss from operations	—

Other income/(expenses)
Interest income	1

Net income	1

Earnings per common share - basic and diluted

Earnings per share attributable to common stockholders	—

Weighted-average number of common shares outstanding	917,634

The accompanying notes are an integral part of these financial statements.

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BOSTON INVESTMENT AND DEVELOPMENT CORP

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock		Additional paid-in Capital	Retained Earnings Accumulated During Development Stage	Subscription Receivable	Total Stockholders Equity
	Shares	Amount
		$	$	$	$	$

Inception (January 23, 2013)	—	—	—	—	—	—

Common stock issued for cash at $0.042 per share	478,000	48	20,152	—	—	20,200

Common stock issued for cash at $1 per share	22,000	2	21,998	—	—	22,000

Common stock issued for subscription at $1 per share for acquisition of property	1,500,000	150	1,499,850	—	(1,500,000)	—

Net income for the period	—	—	—	1	—	1

Balance at March 31, 2013	2,000,000	200	1,542,000	1	(1,500,000)	42,201

The accompanying notes are an integral part of these financial statements.

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BOSTON INVESTMENT AND DEVELOPMENT CORP

(A Development Stage Company)

STATEMENT OF CASH FLOWS

January 23, 2013 (Inception) to March 31,
2013
$

CASH FLOW FROM OPERATING ACTIVITIES

Net income for the period	1

Net cash provided by operating activities	1

CASH FLOW FROM INVESTING ACTIVITIES	—

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	42,200
Net cash provided by financing activities	42,200

Increase in cash and cash equivalents	42,201

Cash and cash equivalents at the beginning of the period	—

Cash and cash equivalents at the end of the period	42,201

Supplemental non-cash investing and financing activities:
Subscription receivable for acquisition of property	1,500,000

The accompanying notes are an integral part of these financial statements.

Table of Contents	F-6

BOSTON INVESTMENT AND DEVELOPMENT CORP

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Boston Investment and Development Corp. is a Nevada corporation (the “Company”), incorporated under the laws of the State of Nevada on January 23, 2013. The Company is in the development stage as defined by Accounting Standards Codification 915 (ASC 915), “Accounting and Reporting by Development Stage Enterprises”. The Company is devoting substantially all of its efforts to development of business plans. The business plan of the Company is the construction and management of multi-family home developments and the subsequent sale thereof.

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

These financial statements are presented in US dollars.

Fiscal Year End

The Corporation has adopted a fiscal year end of December 31.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at March 31, 2013, the Company has earned no revenues since inception and has minimal working capital. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the period ending December 31, 2013.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (US GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies are set out below. These policies have been consistently applied to the period presented, unless otherwise stated:

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

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Real Estate Assets

Real estate assets are stated at cost less accumulated depreciation and amortization. Costs directly related to the acquisition, development and construction of properties are capitalized. Acquisition-related costs are expensed as incurred. Capitalized development and construction costs include pre-construction costs essential to the development of the property, development and construction costs, interest, property taxes, insurance, salaries and other project costs incurred during the period of development.

Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments, which improve or extend the life of the asset, are capitalized and depreciated over their estimated useful lives. Fully-depreciated assets are removed from the accounts.

The Company considers a construction project as substantially completed and held available for sale upon the completion of tenant improvements, but no later than one year from cessation of major construction activity (as distinguished from activities such as routine maintenance and cleanup).

Depreciation is calculated using the straight-line method over the estimated useful lives of the properties. The estimated useful lives are as follows:

Buildings and improvements	- 15 to 40 years
Other building and land improvements	- 20 years
Furniture, fixtures and equipment	- 5 to 10 years

Impairment of Long Lived Assets

For purposes of recognition and measurement of an impairment loss, a long-lived asset or assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. The Company assesses the impairment of long-lived assets (including identifiable intangible assets) annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

When management determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, we test for any impairment based on a projected undiscounted cash flow method. Projected future operating results and cash flows of the asset or asset group are used to establish the fair value used in evaluating the carrying value of long-lived and intangible assets. The Company estimates the future cash flows of the long-lived assets using current and long-term financial forecasts. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If this were the case, an impairment loss would be recognized. The impairment loss recognized is the amount by which the carrying amount exceeds the fair value.

Real Estate Assets Held for Sale and Discontinued Operations

The Company periodically classifies real estate assets as held for sale. An asset is classified as held for sale after the approval of the Company’s board of directors and after an active program to sell the asset has commenced. Upon the classification of a real estate asset as held for sale, the carrying value of the asset is reduced to the lower of its net book value or its estimated fair value, less costs to sell the asset. Subsequent to the classification of assets as held for sale, no further depreciation expense is recorded. Real estate assets held for sale are stated separately on the accompanying balance sheets. Upon a decision to no longer market an asset for sale, the asset is classified as an operating asset and depreciation expense is reinstated.

Earnings per share

The Company computes net loss per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at March 31, 2013, the Company had no potentially dilutive shares.

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Income taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NOTE 3 – STOCKHOLDER’S EQUITY

Common Stock

On January 13, 2013, the Company issued 478,000 shares of common stock to the director and officer of the Corporation at a price of $0.042 per share for cash, for $20,200.

Between February 28, 2013, and March 13, 2013, the Company issued 22,000 shares to a total of 44 various individuals at a price of $1 per share for cash, for $22,000.

On March 31, 2013, the Company issued 1,500,000 shares of common stock at $1 each to The Mazzal Trust for subscription receivable, for the purchase of Land and Buildings as described in Note 4.

NOTE 4 – REAL ESTATE ACQUISITIONS

On March 31, 2013, the Company entered into a standard Land Purchase and Sale Agreement with the Mazzal Trust for the acquisition of land and buildings know as 171 Hart Street, Taunton, MA, 02780 for the purchase price of one and a half million shares in the Company.

The property title was transferred on May 29, 2013, in accordance with the Land Purchase and Sale Agreement.

NOTE 5 – RELATED PARTY TRANSACTIONS

Details of transactions between the Company and related parties are disclosed below:

The following entities have been identified as related parties :

Mr. Nissim Trabelsi  - Director and greater than 10% stockholder

The Mazzal Trust - Company treasurer and greater than 10% stockholder

On March 31, 2013, the Company entered into a standard Land Purchase and Sale Agreement with the Mazzal Trust to acquire property as described in note 4; the transfer was effective as of May 29, 2013. The property was paid for in full through a stock issuance as described in note 3.

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NOTE 6 – INCOME TAXES

The provision/(benefit) for income taxes for the period ended March 31, 2013 was as follows (assuming a 15% effective tax rate):
2013
$

Current Tax Provision
Federal-
Taxable income
Total current tax provision	1
—

Deferred Tax Provision
Federal-
Loss carry forwards	—
Change in valuation allowance	—
Total deferred tax provision	—

As of March 31, 2013, the Company had no tax loss carryforwards that could be utilized in future periods to reduce taxable income. The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits. The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

NOTE 7 – SHARE BASED PAYMENTS

The Company accounts for the issuance of equity instruments to acquire goods and/or services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more readily determinable. The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of standards issued by the FASB. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

NOTE 8 – RECENT ACCOUNTING STANDARDS UPDATES

In October 2012, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

NOTE 9 - FAIR VALUE MEASUREMENTS

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820. Under this FASB, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

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The Company has various financial instruments that must be measured under the new fair value standard including: cash in bank. The Company currently does not have non-financial assets or non-financial liabilities that are required to be measured at fair value on a recurring basis. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

- Level 1: Quoted prices in active markets for identical instruments;

- Level 2: Other significant observable inputs (including quoted prices in active markets for similar instruments);

- Level 3: Significant unobservable inputs (including assumptions in determining the fair value of certain investments).

Financial assets and liabilities carried at fair value and measured on a recurring basis as of March 31, 2013 are classified in the hierarchy as follows:

	Level 1	Level 2	Level 3	Total
	$	$	$	$

Cash and cash equivalents	42,201	—	—	42,201
Total financial assets carried at fair value	42,201	—	—	42,201

NOTE 10 – SUBSEQUENT EVENTS

On May 1, 2013, the Company appointed to the board of directors, Mr. Harold Fisher.

On May 29, 2013 the Company received title to the property know as 171 Hart Street, Taunton, MA, 02780 as more fully described in note 4.

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

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OUTSIDE BACK COVER:

2,000,000 Shares

PROSPECTUS

_________________, 2013

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

Accounting, Legal and Professional Fees	$15,000
Edgar Filing Fees	$273
Transfer Agent Fees, Miscellaneous	$5,000
TOTAL	$20,373

Item 14. Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of her duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

From January to April 2013, the Company sold a total of 22,000 shares of its restricted common stock to 44 individuals with whom Mr. Trabelsi had prior business and personal contacts.

Additionally, the Company issued 478,000 shares to Mr. Trabelsi in connection with his formation of the Company.

On March 31, 2013, the Company entered into the Purchase Agreement for the purchase of the Property, in connection with which the Company agreed to issue 1,500,000 shares of the Company’s common stock to the Mazzal Trust, an entity with which Mr. Trabelsi had a prior existing relationship.

No public solicitation was involved in any of the issuances, and each Selling Stockholder was contacted directly by the Company’s management. No commissions or fees were paid. The issuances of these shares were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as sales of securities not involving any public offering.

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Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Articles of Incorporation for BIDC
3.2	Bylaws of BIDC
5.1	Opinion*
10.1	Standard Land Purchase and Sale Agreement
23.1	Consent of Dov Weinstein
23.2	Consent of Counsel
24	Power of Attorney (included on page iv)

* To be filed by amendment.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the undersigned Registrant is relying on Rule 430B:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
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(ii)	If the undersigned Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(7)	The undersigned Registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Chestnut Hill, Massachusetts, on June 5, 2013.

BOSTON INVESTMENT & DEVELOPMENT CORP.

By:	/s/ Nissim Trabelsi
Nissim Trabelsi
President and Chairman

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on June 5, 2013:

Signature	Title

/s/ Nissim Trabelsi
Nissim Trabelsi	President, Chairman
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer

/s/ Harold Fisher
Harold Fisher	Chairman

/s/ Mazzal Ilooz
Mazzal Ilooz	Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Nissim Trabelsi as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Harold Fisher	Chairman	June 5, 2013
Harold Fisher

/s/ Mazzal Ilooz	Director	June 5, 2013
Mazzal Ilooz

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